FOR RELEASE ON FEBRUARY 19, 2004
                                                     Contact:  Paul Nolan, CFO
                                                               Nanometrics, Inc.
                                                               408.435.9600 x122


NANOMETRICS ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR END 2003

Milpitas,  California,  February 19, 2004 -  Nanometrics  Incorporated  (NASDAQ:
NANO) today reported financial results for the fourth quarter and year ended December 31, 2003.

Total revenues for the fourth quarter of 2003 were $12.4 million, an increase of 22% compared to the third quarter of 2003 and an increase of 27% compared to the fourth quarter of 2002. The increase in fourth quarter sales in 2003 resulted from stronger demand for semiconductor process control metrology equipment primarily in the Pacific Rim countries. The net loss in the fourth quarter of 2003 was $804,000 or $0.07 per diluted share compared to a net loss of $3.2 million or $0.27 per diluted share for the same period last year.

For the year ended December 31, 2003, Nanometrics' revenues increased 20% to $41.6 million compared to revenues of $34.7 million in 2002. The net loss for the year ended December 31, 2003 was $17.5 million or a loss of $1.45 per diluted share, compared to a net loss of $8.3 million or a loss of $0.70 per diluted share in 2002. The net loss in 2003 includes a $6.0 million charge to record a valuation allowance against deferred income tax assets, as previously reported in the first quarter of 2003. The Company's financial position continues to be strong with cash and equivalents and short-term investments of $29.9 million and working capital of $59.2 million.

About Nanometrics: Nanometrics Incorporated is a leading supplier of automated metrology equipment used for advanced integrated circuit, flat panel display and magnetic head manufacturing. The Company's corporate office is located at 1550 Buckeye Drive, Milpitas, CA 95035, with sales and service offices worldwide. Nanometrics is traded on the NASDAQ National Market under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.

                            NANOMETRICS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                   (Amounts in thousands except share amounts)
                                   (Unaudited)

                                                              December 31,  December 31,
                                                                 2003          2002
                                                               --------     ---------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $  7,949     $   7,967
   Short-term investments                                        21,943        28,899
   Accounts receivable, net of allowances of $583 and $566       14,522         9,021
   Inventories                                                   24,264        25,847
   Deferred income taxes                                             --         6,840
   Prepaid expenses and other                                       644         2,803
                                                               --------     ---------

                     Total current assets                        69,322        81,377

PROPERTY, PLANT AND EQUIPMENT, Net                               49,738        50,050

INTANGIBLE ASSETS                                                 1,322         1,748

OTHER ASSETS                                                      1,358         1,513
                                                               --------     ---------

           TOTAL                                               $121,740     $ 134,688
                                                               ========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                            $  2,045     $   1,708
   Accrued payroll and related expenses                           1,593         1,004
   Deferred revenue                                               2,345         1,396
   Other current liabilities                                      1,436         1,574
   Income taxes payable                                           1,528           139
   Current portion of debt obligations                            1,157           780
                                                               --------     ---------

                     Total current liabilities                   10,104         6,601

DEFERRED INCOME TAXES                                               437           858

DEBT OBLIGATIONS                                                  2,756         3,123
                                                               --------     ---------

                     Total liabilities                           13,297        10,582
                                                               --------     ---------

SHAREHOLDERS' EQUITY:
   Common stock, no par value; 50,000,000 shares
      authorized; 12,165,016 and 12,006,641 outstanding         101,099        99,911
   Retained earnings                                              7,009        24,475
   Accumulated other comprehensive loss                             335          (280)
                                                               --------     ---------
                     Total shareholders' equity                 108,443       124,106
                                                               --------     ---------

           TOTAL                                               $121,740     $ 134,688
                                                               ========     =========

                            NANOMETRICS INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                     Three Months Ended            Year Ended
                                        December 31,              December 31,
                                     2003         2002         2003         2002
                                 --------     --------     --------     --------
NET REVENUES:
   Product sales                 $ 10,778     $  8,035     $ 34,592     $ 28,669
   Service                          1,609        1,702        7,010        6,054
                                 --------     --------     --------     --------

   Total net revenues              12,387        9,737       41,602       34,723
                                 --------     --------     --------     --------

COSTS AND EXPENSES:
   Cost of product sales            4,665        4,353       17,691       13,237
   Cost of service                  1,702        1,388        6,620        5,765
   Research and development         3,200        3,638       13,399       13,765
   Selling                          3,031        3,226       11,496       10,862
   General and administrative       1,225        1,592        4,689        5,104
   Goodwill impairment                 --        1,077           --        1,077
                                 --------     --------     --------     --------

   Total costs and expenses        13,823       15,274       53,895       49,810
                                 --------     --------     --------     --------

LOSS FROM OPERATIONS               (1,436)      (5,537)     (12,293)     (15,087)

OTHER INCOME (EXPENSE)
Interest income                       167          150          397          583
Interest expense                      (25)         (22)         (96)         (94)
Other, net                            209           43          385          100
                                 --------     --------     --------     --------
   Total other income, net            351          171          686          589
                                 --------     --------     --------     --------

LOSS BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES         (1,085)      (5,366)     (11,607)     (14,498)

PROVISION (BENEFIT) FOR
INCOME TAXES                         (281)      (2,163)       5,860       (6,230)
                                 --------     --------     --------     --------

NET LOSS                         $   (804)    $ (3,203)    $(17,467)    $ (8,268)
                                 ========     ========     ========     ========

NET LOSS PER SHARE:
   Basic                         $  (0.07)    $  (0.27)    $  (1.45)    $  (0.70)
                                 ========     ========     ========     ========
   Diluted                       $  (0.07)    $  (0.27)    $  (1.45)    $  (0.70)
                                 ========     ========     ========     ========
SHARES USED IN PER SHARE
COMPUTATION:
   Basic                           12,122       11,998       12,043       11,878
                                 ========     ========     ========     ========
   Diluted                         12,122       11,998       12,043       11,878
                                 ========     ========     ========     ========